LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, NY 10019-5389



                                                 December 13, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re: Dominion Resources, Inc. and Consolidated Natural Gas Company (File No. 70-09517)

Ladies and Gentlemen:

     This opinion is furnished to the Securities and Exchange Commission (the "Commission") in connection with the filing with the Commission of the Application-Declaration on Form U-1 (File 70-09517) (the "Application") of Dominion Resources, Inc. ("DRI") and Consolidated Natural Gas Company ("CNG") under the Public Utility Holding Company Act of 1935, as amended (the "Act"). The Application requests that the Commission authorize and approve the financing arrangements and ongoing financing activities of DRI and CNG and their subsidiaries and other related matters (collectively, the "Financings") pertaining to, DRI and CNG and their subsidiaries after giving effect to the merger of DRI and CNG (the "Merger") and the registration of DRI as a holding company.

     In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of such corporate records of DRI and CNG and each of their subsidiaries as to which financing authority is sought in the Application (each, an "Issuer" and collectively, the "Issuers"), certificates of public officials, certificates of officers and representatives of each of the Issuers, and other documents as we have deemed necessary in order to render the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates and documents.

     The opinions expressed below with respect to the Financings described in the Application are subject to the following further assumptions and conditions:

          a. Each Financing shall have been duly authorized and approved, to the extent required by the governing corporate documents and applicable state laws, by the Board of Directors of the Issuer proposing to effect such Financing.

          b. All required approvals, authorizations, and consents, and all filings and registrations with, all applicable federal and state commissions and regulatory authorities with respect to each Financing shall have been obtained or made, as the case may be.

          c. The Commission shall have duly entered an appropriate order with respect to each Financing as described in the Application granting and permitting the Application to become effective under the Act and the rules and regulations thereunder.

          d. The registration statement of DRI on Form S-3 (no. 333-35501) filed with the Commission on September 12, 1997, and declared effective on September 17, 1997, and each other registration statement filed by any Issuer under the Securities Act of 1933 in connection with any Financing shall be and shall remain effective pursuant to the Securities Act of 1933, as amended; no stop order shall have been entered with respect thereto; and the issuance of securities thereunder shall have been consummated in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     Based on the foregoing, and subject to the assumptions and conditions set forth herein, we are of the opinion that when the Commission has taken the action requested in the Application:

     1. All state laws applicable to each proposed Financing will have been complied with.

     2. Each Issuer is a corporation validly organized, duly existing and in good standing in its respective jurisdiction of organization.

     3. The shares of DRI common stock to be issued in connection with any Financing by DRI will be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the restated Articles of Incorporation of DRI.

     4. Each debt security to be issued by any Issuer in connection with any Financing by such Issuer will be a valid and binding obligation of such Issuer in accordance with its terms.

     5. No Financing by any Issuer will violate the legal rights of the holders of any securities issued by such Issuer.

     We are members of the State Bar of New York and we express no opinion as to the laws of any jurisdiction other than the Act under the federal laws of the United States. In rendering the foregoing opinion, as to all matters governed by the laws of the States of Virginia, West Virginia, Pennsylvania, Ohio and North Carolina, we have relied, without independent inquiry, solely upon the opinions of local counsel.

     We hereby consent to the use of this opinion as an exhibit to the Application.

                                  Very truly yours,

                                  /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.